As filed with the Securities and Exchange Commission on June 24, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTHENA CORPORATION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1111119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Alexandra House

The Sweepstakes, Ballsbridge

Dublin 4, Ireland

011-353-1-902-3519

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

A. W. Homan

Chief Legal Officer

Prothena Corporation plc

c/o Prothena Biosciences Inc

650 Gateway Boulevard

South San Francisco, CA 94080

(650) 837-8550

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.

Robert W. Phillips, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-196965

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value $0.01 per share	$7,906,250.00(1)(2)	$1,018.33(3)

(1)	Includes ordinary shares that the underwriters have the option to subscribe for, if any.
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-196965), is hereby registered.
(3)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional ordinary shares, par value $0.01 per share, of Prothena Corporation plc, a public limited company formed under the laws of Ireland, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-3 (File No. 333-196965), which was automatically effective upon filing with the Securities and Exchange Commission on June 23, 2014, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on June 24, 2014.

Prothena Corporation plc

Date: June 24, 2014	By:	/s/ Dale B. Schenk
Dale B. Schenk
President and Chief Executive Officer

Date: June 24, 2014	By:	/s/ Tran B. Nguyen
Tran B. Nguyen
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dale B. Schenk Dale B. Schenk, Ph.D.	President and Chief Executive Officer (Principal Executive Officer) and Director	June 24, 2014

/s/ Tran B. Nguyen Tran B. Nguyen	Chief Financial Officer (Principal Financial Officer)	June 24, 2014

/s/ Karin L. Walker Karin L. Walker	Controller, Chief Accounting Officer and Head of Accounting (Principal Accounting Officer)	June 24, 2014

* Lars G. Ekman, M.D., Ph.D.	Chairman of the Board	June 24, 2014

* Richard T. Collier	Director	June 24, 2014

* Shane Cooke	Director	June 24, 2014

* Christopher S. Henney, D.Sc., Ph.D.	Director	June 24, 2014

* Dennis J. Selkoe, M.D.	Director	June 24, 2014

*By:	/s/ Dale B. Schenk
Dale B. Schenk, Ph.D.
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm, KPMG LLP.

23.3	Consent of independent registered public accounting firm, KPMG.

24.1	Powers of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-196965), filed with the Securities and Exchange Commission on June 23, 2014).